March 2026 Registration Statement No. 333-287303 Pricing Supplement dated March 31, 2026 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Performance Leveraged Upside SecuritiesSM (the “PLUS”) will pay no interest and do not guarantee the return of the full principal amount at maturity. Instead, if the final basket value is greater than the initial basket value, at maturity investors will receive the stated principal amount plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than the initial basket value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final basket value is less than the initial basket value. Under these circumstances, the amount investors receive will be less than the stated principal amount and could be zero. The initial basket value is 100 and the final basket value will be based on the equally weighted returns of the basket components from their respective closing prices on the pricing date to their respective closing prices on the valuation date. The PLUS are for investors who seek exposure to the basket and who are willing and able to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the basket. Investors may lose their entire initial investment in the PLUS. The PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS*
Issuer:	Barclays Bank PLC
Reference asset:	An equally weighted basket (the “basket”) consisting of ten equity securities (each, a “basket component” and, together, the “basket components”). The basket components, the Bloomberg ticker symbol for each basket component and the weighting of each basket component are as follows:
	Basket Component	Bloomberg Ticker	Weighting	Initial Component Value(1)*
	Common stock of Amazon.com, Inc. (the “AMZN Basket Component”)	AMZN UW<Equity>	10%	$208.27
	Class A common stock of CoreWeave, Inc. (the “CRWV Basket Component”)	CRWV UW<Equity>	10%	$77.47
	Class A common stock of Robinhood Markets, Inc. (the “HOOD Basket Component”)	HOOD UW<Equity>	10%	$69.30
	Class A common stock of Meta Platforms, Inc. (the “META Basket Component”)	META UW<Equity>	10%	$572.13
	Common stock of Microsoft Corporation (the “MSFT Basket Component”)	MSFT UW<Equity>	10%	$370.17
	Common stock of Netflix, Inc. (the “NFLX Basket Component”)	NFLX UW<Equity>	10%	$96.15
	Common stock of NVIDIA Corporation (the “NVDA Basket Component”)	NVDA UW<Equity>	10%	$174.40
	Class A common stock of Reddit, Inc. (the “RDDT Basket Component”)	RDDT UN<Equity>	10%	$134.65
	Class A subordinate voting shares of Shopify Inc. (the “SHOP Basket Component”)	SHOP UW<Equity>	10%	$118.62
	Common stock of Uber Technologies, Inc. (the “UBER Basket Component”)	UBER UN<Equity>	10%	$71.93
	(1) With respect to each basket component, the closing price of that basket component on the pricing date
Aggregate principal amount:	$6,015,000
Stated principal amount:	$1,000 per PLUS
Pricing date:	March 31, 2026
Original issue date:	April 6, 2026
Valuation date†:	June 1, 2027
Maturity date†:	June 4, 2027
Interest:	None
Payment at maturity:

You will receive on the maturity date a cash payment per PLUS determined as follows:

• If the final basket value is greater than the initial basket value:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

• If the final basket value is less than or equal to the initial basket value:

$1,000 × basket performance factor

This amount will be less than or equal to the stated principal amount of $1,000 and could be zero. Investors may lose their entire initial investment in the PLUS. Any payment on the PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Maximum payment at maturity:	$1,310.00 per PLUS (131.00% of the stated principal amount)
Leveraged upside payment:	$1,000 × leverage factor × basket return
Leverage factor:	300%
Basket return:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the PLUS (or the trustee on behalf of the holders of the PLUS), by acquiring the PLUS, each holder or beneficial owner of the PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
	(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per PLUS	$1,000	$1,000	$17.50(2) $5.00(3)	$977.50
Total	$6,015,000.00	$6,015,000.00	$135,337.50	$5,879,662.50

(1)	Our estimated value of the PLUS on the pricing date, based on our internal pricing models, is $920.00 per PLUS. The estimated value is less than the initial issue price of the PLUS. See “Additional Information Regarding Our Estimated Value of the PLUS” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $17.50 for each PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the PLUS and hold such PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of PLUS available for secondary trading and, therefore, could adversely affect the price of the PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 14 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the PLUS. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the PLUS after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The PLUS constitute our unsecured and unsubordinated obligations. The PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 15, 2025	Prospectus Supplement dated May 15, 2025
March 2026	P

PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	100
Final basket value:

The final basket value will be calculated as follows:

100 × [1 + (component return of the AMZN Basket Component × 10.00%) + (component return of the CRWV Basket Component × 10.00%) + (component return of the HOOD Basket Component × 10.00%) + (component return of the META Basket Component × 10.00%) + (component return of the MSFT Basket Component × 10.00%) + (component return of the NFLX Basket Component × 10.00%) + (component return of the NVDA Basket Component × 10.00%) + (component return of the RDDT Basket Component × 10.00%) + (component return of the SHOP Basket Component × 10.00%) + (component return of the UBER Basket Component × 10.00%)]

Component return:	The component return of each basket component will equal: (final component value – initial component value) / initial component value
Final component value:	With respect to each basket component, the closing price of that basket component on the valuation date
Closing price:	Closing price has the meaning set forth under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06749GD46 / US06749GD460
Listing:	The PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	The basket components and the terms of the PLUS are subject to adjustment by the calculation agent and the maturity date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Risk Factors—Risks Relating to the Basket Components” below.
†	Subject to postponement in certain circumstances, as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset,” “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds, Equity Indices and/or Equity Futures Indices” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement
Barclays Capital Inc.
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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the PLUS

You should read this document together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which the PLUS are a part. This document, together with the documents listed below, contains the terms of the PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Risk Factors” in this document, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

▪	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the PLUS on the pricing date is less than the initial issue price of the PLUS. The difference between the initial issue price of the PLUS and our estimated value of the PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the PLUS and other costs in connection with the PLUS that we will no longer expect to incur over the term of the PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the PLUS and/or any agreement we may have with the distributors of the PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 14 of this document.

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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the PLUS or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the PLUS (or the trustee on behalf of the holders of the PLUS), by acquiring the PLUS, each holder or beneficial owner of the PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the PLUS; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the PLUS of such shares, securities or obligations); (iii) the cancellation of the PLUS and/or (iv) the amendment or alteration of the maturity of the PLUS, or the amendment of the amount of interest or any other amounts due on the PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the PLUS further acknowledges and agrees that the rights of the holders or beneficial owners of the PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, based on the equally weighted returns of the basket components from their respective initial component values to their respective final component values

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

If the final basket value is less than the initial basket value, the PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 14 months
Leverage factor:	300%
Maximum payment at maturity:	$1,310.00 per PLUS (131.00% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket component weighting:	10.00% for each basket component
Interest:	None

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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The PLUS are for investors who seek exposure to the basket and who are willing and able to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the basket. Investors may lose their entire initial investment in the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value. In this case, at maturity, the PLUS pay the stated principal amount of $1,000 plus a return equal to 300% of the basket return, subject to the maximum payment at maturity of $1,310.00 per PLUS (131.00% of the stated principal amount).
Par Scenario	The final basket value is equal to the initial basket value. In this case, at maturity, the PLUS pay the stated principal amount of $1,000 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value. In this case, at maturity, the PLUS pay less than the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease from the initial basket value to the final basket value. For example, if the final basket value is 55% less than the initial basket value, the PLUS will pay $450.00 per PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. There is no minimum payment at maturity on the PLUS. Accordingly, investors could lose their entire investment in the PLUS.
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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The PLUS are not appropriate for all investors. The PLUS may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the final basket value will be greater than the initial basket value, and you are willing and able to accept the risk that, if the final basket value is less than the initial basket value, you will lose some, and possibly all, of the stated principal amount of the PLUS.

▪	You understand and accept that any potential return on the PLUS is limited by the maximum payment at maturity.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the basket components, nor will you have any voting rights with respect to the basket components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the PLUS to maturity.

▪	You are willing and able to assume our credit risk for all payments on the PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The PLUS may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final basket value will be less than the initial basket value, or you are unwilling or unable to accept the risk that, if it is, you will lose some, and possibly all, of the stated principal amount of the PLUS.

▪	You seek an investment with uncapped exposure to any positive performance of the basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the basket components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the PLUS to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the PLUS. You should reach a decision whether to invest in the PLUS after carefully considering, with your advisors, the appropriateness of the PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus and the prospectus supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the PLUS for investment.

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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	300%
Maximum payment at maturity:	$1,310.00 per PLUS (131.00% of the stated principal amount)
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.

PLUS Payoff Diagram

Scenario Analysis

▪	Upside Scenario. If the final basket value is greater than the initial basket value, at maturity investors will receive the $1,000 stated principal amount plus 300% of the appreciation of the basket from the initial basket value to the final basket value, subject to the maximum payment at maturity. Under the terms of the PLUS, investors will realize the maximum payment at maturity at a final basket value of approximately 110.333% of the initial basket value.

▪	For example, if the basket appreciates by 3%, at maturity investors would receive a 9% return, or $1,090.00 per PLUS.

▪	If the basket appreciates by 50%, investors would receive only the maximum payment at maturity of $1,310.00 per PLUS, or 131.00% of the stated principal amount.

▪	Par Scenario. If the final basket value is equal to the initial basket value, at maturity investors will receive the stated principal amount of $1,000 per PLUS.

▪	Downside Scenario. If the final basket value is less than the initial basket value, at maturity investors will receive an amount that is less than the $1,000 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the basket. Investors may lose their entire initial investment in the PLUS.

▪	For example, if the basket depreciates by 50%, investors would lose 50% of their principal and receive only $500.00 per PLUS at maturity, or 50% of the stated principal amount.

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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

What Is the Total Return on the PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000.00. The table and examples set forth below reflect the maximum payment at maturity of $1,310.00 per PLUS (131.00% of the stated principal amount), the initial basket value of 100.00 and the leverage factor of 300%. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the PLUS.

Final Basket Value	Basket Return	Basket Performance Factor	Payment at Maturity	Total Return on PLUS
150.00	50.00%	N/A	$1,310.00	31.00%
140.00	40.00%	N/A	$1,310.00	31.00%
130.00	30.00%	N/A	$1,310.00	31.00%
120.00	20.00%	N/A	$1,310.00	31.00%
110.34	10.34%	N/A	$1,310.00	31.00%
110.00	10.00%	N/A	$1,300.00	30.00%
105.00	5.00%	N/A	$1,150.00	15.00%
102.50	2.50%	N/A	$1,075.00	7.50%
100.00	0.00%	100.00%	$1,000.00	0.00%
90.00	-10.00%	90.00%	$900.00	-10.00%
80.00	-20.00%	80.00%	$800.00	-20.00%
70.00	-30.00%	70.00%	$700.00	-30.00%
60.00	-40.00%	60.00%	$600.00	-40.00%
50.00	-50.00%	50.00%	$500.00	-50.00%
40.00	-60.00%	40.00%	$400.00	-60.00%
30.00	-70.00%	30.00%	$300.00	-70.00%
20.00	-80.00%	20.00%	$200.00	-80.00%
10.00	-90.00%	10.00%	$100.00	-90.00%
0.00	-100.00%	0.00%	$0.00	-100.00%
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PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated, and are based on the hypothetical initial component value of $100.00 for each basket component and the maximum payment at maturity of $1,310.00 per PLUS (131.00% of the stated principal amount). The hypothetical initial component value of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component value for any basket component. Please see “Basket Overview” below for recent actual values of the basket components. The actual initial component values applicable to the PLUS are set forth on the cover page of this document.

Example 1: The value of the basket increases from the initial basket value of 100.00 to a final basket value of 150.00.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return	Weighting
AMZN Basket Component	$100.00	$160.00	60.00%	10.00%
CRWV Basket Component	$100.00	$140.00	40.00%	10.00%
HOOD Basket Component	$100.00	$120.00	20.00%	10.00%
META Basket Component	$100.00	$180.00	80.00%	10.00%
MSFT Basket Component	$100.00	$130.00	30.00%	10.00%
NFLX Basket Component	$100.00	$150.00	50.00%	10.00%
NVDA Basket Component	$100.00	$170.00	70.00%	10.00%
RDDT Basket Component	$100.00	$190.00	90.00%	10.00%
SHOP Basket Component	$100.00	$110.00	10.00%	10.00%
UBER Basket Component	$100.00	$150.00	50.00%	10.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(60.00% × 10.00%) + (40.00% × 10.00%) + (20.00% × 10.00%) + (80.00% ×10.00%) + (30.00% × 10.00%) + (50.00% × 10.00%) + (70.00% × 10.00%) + (90.00% × 10.00%) + (10.00% × 10.00%) + (50.00% × 10.00%)]) = 150.00

Therefore, the final basket value is 150.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is greater than the initial basket value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) $1,310.00

First, calculate the basket return:

basket return = (final basket value – initial basket value) / initial basket value = (150.00 – 100.00) / 100.00 = 50.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × leverage factor × basket return = ($1,000 × 300% × 50.00%) = $1,500.00

Because $1,000 plus the leveraged upside payment of $1,500.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $1,310.00 per PLUS, representing a total return of 31.00% on the PLUS.

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Example 2: The value of the basket increases from the initial basket value of 100.00 to a final basket value of 105.00.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return	Weighting
AMZN Basket Component	$100.00	$112.00	12.00%	10.00%
CRWV Basket Component	$100.00	$102.00	2.00%	10.00%
HOOD Basket Component	$100.00	$86.00	-14.00%	10.00%
META Basket Component	$100.00	$120.00	20.00%	10.00%
MSFT Basket Component	$100.00	$105.00	5.00%	10.00%
NFLX Basket Component	$100.00	$78.00	-22.00%	10.00%
NVDA Basket Component	$100.00	$110.00	10.00%	10.00%
RDDT Basket Component	$100.00	$102.00	2.00%	10.00%
SHOP Basket Component	$100.00	$94.00	-6.00%	10.00%
UBER Basket Component	$100.00	$141.00	41.00%	10.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(12.00% × 10.00%) + (2.00% × 10.00%) + (-14.00% × 10.00%) + (20.00% ×10.00%) +(5.00% × 10.00%) + (-22.00% × 10.00%) + (10.00% × 10.00%) + (2.00% × 10.00%) + (-6.00% × 10.00%) + (41.00% × 10.00%)]) = 105.00

Therefore, the final basket value is 105.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is greater than the initial basket value, the payment at maturity is calculated as follows:

the lesser of (a) $1,000 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) $1,310.00

First, calculate the basket return:

basket return = (final basket value – initial basket value) / initial basket value = (105.00 – 100.00) / 100.00 = 5.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × leverage factor × basket return = ($1,000 × 300% × 5.00%) = $150.00

Because $1,000 plus the leveraged upside payment of $150.00 is less than the maximum payment at maturity, the payment at maturity is equal to $1,150.00 per PLUS, representing a total return of 15.00% on the PLUS.

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Example 3: The value of the basket decreases from the initial basket value of 100.00 to a final basket value of 50.00.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return	Weighting
AMZN Basket Component	$100.00	$60.00	-40.00%	10.00%
CRWV Basket Component	$100.00	$70.00	-30.00%	10.00%
HOOD Basket Component	$100.00	$40.00	-60.00%	10.00%
META Basket Component	$100.00	$30.00	-70.00%	10.00%
MSFT Basket Component	$100.00	$65.00	-35.00%	10.00%
NFLX Basket Component	$100.00	$35.00	-65.00%	10.00%
NVDA Basket Component	$100.00	$15.00	-85.00%	10.00%
RDDT Basket Component	$100.00	$85.00	-15.00%	10.00%
SHOP Basket Component	$100.00	$10.00	-90.00%	10.00%
UBER Basket Component	$100.00	$90.00	-10.00%	10.00%

Step 1: Calculate the final basket value based on the final component values and weightings for each basket component.

The final basket value is calculated as follows:

100.00 × (1+ [(-40.00% × 10.00%) + (-30.00% × 10.00%) + (-60.00% × 10.00%) + (-70.00% ×10.00%) + (-35.00% × 10.00%) + (-65.00% × 10.00%) + (-85.00% × 10.00%) + (-15.00% × 10.00%) + (-90.00% × 10.00%) + (-10.00% × 10.00%)]) = 50.00

Therefore, the final basket value is 50.00.

Step 2: Calculate the payment at maturity.

Because the final basket value is less than the initial basket value, the payment at maturity is equal to $500.00, calculated as follows:

($1,000 × basket performance factor)

= $1,000 × (final basket value / initial basket value)

= $1,000 × (50.00 / 100.00) = $500.00

The total return on the PLUS is -50.00%.

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Risk Factors

An investment in the PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS. Investing in the PLUS is not equivalent to investing directly in the basket or any basket component. Some of the risks that apply to an investment in the PLUS are summarized below, but we urge you to read the more detailed explanation of risks relating to the PLUS generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the PLUS unless you understand and can bear the risks of investing in the PLUS.

Risks Relating to the PLUS Generally

▪	The PLUS do not pay interest or guarantee the return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. Instead, if the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS by a percentage equal to the percentage decrease from the initial basket value to the final basket value. There is no minimum payment at maturity on the PLUS and, accordingly, you could lose your entire initial investment in the PLUS.

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $1,310.00 per PLUS (131.00% of the stated principal amount). Although the leverage factor provides 300% exposure to any increase in the final basket value as compared to the initial basket value, because the payment at maturity will be limited to 131.00% of the stated principal amount for the PLUS, any increase in the final basket value as compared to the initial basket value by more than approximately 10.333% of the initial basket value will not further increase the return on the PLUS.

▪	Any payment on the PLUS will be determined based on the closing prices of the basket components on the dates specified. Any payment on the PLUS will be determined based on the closing prices of the basket components on the dates specified. You will not benefit from any more favorable values of the basket components determined at any other time.

▪	Investing in the PLUS is not equivalent to investing in the basket or the basket components. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components.

▪	Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the PLUS, and changes in the value of the basket components may offset each other. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the value of the basket components may not correlate with each other. At a time when one basket component increases in value, the value of another basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another basket component. In addition, however, high correlation of movements in the values of the basket components could adversely affect your return on the PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of the PLUS.

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the PLUS are uncertain, and the IRS or a court might not agree with the treatment of the PLUS as prepaid forward contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the PLUS, the tax consequences of the ownership and disposition of the PLUS could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

▪	Credit of issuer. The PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any

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third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the PLUS (or the trustee on behalf of the holders of the PLUS), by acquiring the PLUS, each holder or beneficial owner of the PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the PLUS losing all or a part of the value of your investment in the PLUS or receiving a different security from the PLUS, which may be worth significantly less than the PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the PLUS will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

▪	No affiliation with the issuers of the basket components. The issuers of the basket components are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the PLUS. We have not made any due diligence inquiry with respect to the issuer of any basket component in connection with this offering.

▪	Single equity risk. The price of each basket component can rise or fall sharply due to factors specific to each basket component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each basket component.

▪	The CRWV Basket Component has a limited trading history. The CRWV Basket Component began regular trading on The Nasdaq Stock Market on March 28, 2025 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.

▪	The RDDT Basket Component has a limited trading history. The RDDT Basket Component began regular trading on the New York Stock Exchange on March 21, 2024 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.

▪	Risks associated with non-U.S. companies with respect to the SHOP Basket Component. An investment linked to the value of securities issued by non-U.S. companies, such as the Class A subordinate voting shares of Shopify Inc., which are issued by a company incorporated under the laws of Canada, involves risks associated with Canada. The prices of such company’s securities may be affected by political, economic, financial and social factors in Canada, including changes in Canadian government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the PLUS upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the calculation agent determines have a diluting or concentrative effect on the theoretical value of a basket component. However, the calculation agent might not make such adjustments in response to all events that could affect a basket component. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the PLUS. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Reorganization or other events could adversely affect the value of the PLUS or result in the PLUS being accelerated. Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of a basket component, the calculation agent may replace that basket component with shares of another company identified as described in the prospectus supplement or, in some cases, with shares, cash or other assets distributed to holders of that basket

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component upon the occurrence of that event. In the alternative, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent or may make other changes to the terms of the PLUS to account for the occurrence of that event. Any decision by the calculation agent to replace a basket component, to accelerate the PLUS or to otherwise adjust the terms of the PLUS could adversely affect the value of, and any amount payable on, the PLUS, perhaps significantly, and could result in a significantly lower return on the PLUS than if the calculation agent had made a different decision. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the PLUS. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS or any basket component, or engaging in transactions in them, and any such action could adversely affect the value of that basket component. These legislative or regulatory actions could result in restrictions on the PLUS or the de-listing of any basket component. You may lose a significant portion or all of your initial investment in the PLUS if any basket component is de-listed or if you are forced to divest the PLUS due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the PLUS has declined. See “—Reorganization or other events could adversely affect the value of the securities or result in the securities being accelerated” above.

▪	Historical performance of the basket components should not be taken as any indication of the future performance of the basket components over the term of the PLUS. The value of each basket component has fluctuated in the past and may, in the future, experience significant fluctuations. The historical performance of a basket component is not an indication of the future performance of that basket component over the term of the PLUS. The historical correlation between basket components is not an indication of the future correlation between them over the term of the PLUS. Therefore, the performance of the basket components over the term of the PLUS may bear no relation or resemblance to the historical performance of any of the basket components.

▪	We may accelerate the PLUS if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the PLUS or the basket components, or engaging in transactions in them, the calculation agent may determine that a change-in-law event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the PLUS, the value of, and any amount payable on, the PLUS could be adversely affected, perhaps significantly, by the occurrence of those legal or regulatory changes. See “Terms of the Notes—Change-in-Law Events” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

▪	We may engage in business with or involving any issuer of any basket component without regard to your interests. We or our affiliates may presently or from time to time engage in business with any issuer of any basket component without regard to your interests and thus may acquire non-public information about any issuer of any basket component. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to any issuer of any basket component, which may or may not recommend that investors buy or hold any basket component.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the basket components and the basket and, as a result, could decrease the amount an investor may receive on the PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial component values and, therefore, the value at or above which the basket components must close on the valuation date so that the investor does not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	We and our affiliates, and any dealer participating in the distribution of the PLUS, may engage in various activities or make determinations that could materially affect your PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the basket components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the

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PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the PLUS and such compensation or financial benefit may serve as an incentive to sell the PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the PLUS. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the PLUS to you. This additional projected profit may create a further incentive for the selected dealer to sell the PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the PLUS. As calculation agent, we will determine any values of the basket components and the basket and make any other determinations necessary to calculate any payments on the PLUS. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Basket Components” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the PLUS, and any of these determinations may adversely affect any payments on the PLUS.

Risks Relating to the Estimated Value of the PLUS and the Secondary Market

▪	The PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because other dealers are not likely to make a secondary market for the PLUS, the price, if any, at which you may be able to trade your PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the PLUS. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your PLUS to maturity.

▪	The market price of the PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the PLUS in the secondary market. Although we expect that generally the values of the basket components on any day will affect the value of the PLUS more than any other single factor, other factors that may influence the value of the PLUS include:

o	the volatility (frequency and magnitude of changes in value) of the basket components;

o	the correlation (or lack of correlation) among the basket components;

o	dividend rates on the basket components;

o	interest and yield rates in the market;

o	time remaining until the PLUS mature;

o	supply and demand for the PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the basket components and that may affect the final basket value; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Basket Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your PLUS prior to maturity.

▪	The estimated value of your PLUS is lower than the initial issue price of your PLUS. The estimated value of your PLUS on the pricing date is lower than the initial issue price of your PLUS. The difference between the initial issue price of your PLUS and the estimated value of the PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

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▪	The estimated value of your PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of PLUS in the secondary market. As a result, the secondary market price of your PLUS may be materially different from the estimated value of the PLUS determined by reference to our internal pricing models.

▪	The estimated value of your PLUS is not a prediction of the prices at which you may sell your PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your PLUS and may be lower than the estimated value of your PLUS. The estimated value of the PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the PLUS. Further, as secondary market prices of your PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the PLUS, secondary market prices of your PLUS will likely be lower than the initial issue price of your PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market (if Barclays Capital Inc. makes a market in the PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the PLUS on the pricing date, as well as the secondary market value of the PLUS, for a temporary period after the initial issue date of the PLUS. The price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your PLUS.

March 2026	Page 18

PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket composed of ten equity securities.

Basket component information as of March 31, 2026
	Bloomberg Ticker Symbol	Current Basket Component Value	Weighting
Common stock of Amazon.com, Inc.	AMZN	$208.27	10.00%
Class A common stock of CoreWeave, Inc.	CRWV	$77.47	10.00%
Class A common stock of Robinhood Markets, Inc.	HOOD	$69.30	10.00%
Class A common stock of Meta Platforms, Inc.	META	$572.13	10.00%
Common stock of Microsoft Corporation	MSFT	$370.17	10.00%
Common stock of Netflix, Inc.	NFLX	$96.15	10.00%
Common stock of NVIDIA Corporation	NVDA	$174.40	10.00%
Class A common stock of Reddit, Inc.	RDDT	$134.65	10.00%
Class A subordinate voting shares of Shopify Inc.	SHOP	$118.62	10.00%
Common stock of Uber Technologies, Inc.	UBER	$71.93	10.00%

The following graph is calculated to show the performance of the basket during the period from March 28, 2025 through March 31, 2026 assuming that on March 28, 2025, the basket components were weighted as set forth above, the initial component values were determined and the initial basket value was set equal to 100, and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the leverage factor or the maximum payment at maturity on the PLUS, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether an increase in the value of a basket component will be offset by a decrease in the value of another basket component. The historical performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of the future performance of the basket.

Historical Basket Performance— March 28, 2025 through March 31, 2026

Past performance is not indicative of future results.

The following graphs show the daily closing prices of each basket component for the periods specified below. The closing price of each basket component on March 31, 2026 is set forth in the table above under the column “Current Basket Component Value.” We obtained the closing prices of the basket components from Bloomberg Professional® service, without independent verification. Historical performance of the basket components should not be taken as an indication of future performance. Future performance of the basket components may differ significantly from historical performance, and no assurance can be given as to the closing price of the basket

March 2026	Page 19

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

components during the term of the PLUS, including on the valuation date. We cannot give you assurance that the performance of the basket components will not result in a loss on your initial investment. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

March 2026	Page 20

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Amazon.com, Inc. Overview

According to publicly available information, Amazon.com, Inc. serves consumers through its online and physical stores; manufactures and sells electronic devices; develops and produces media content; offers subscription services; offers programs that enable sellers to sell their products in its stores and fulfill orders using its services; offers developers and enterprises a set of on-demand technology services, including compute, storage, database, analytics, artificial intelligence and machine learning, and other services; offers programs that allow authors, independent publishers, musicians, filmmakers, Twitch streamers, skill and app developers and others to publish and sell content; and provides advertising services to sellers, vendors, publishers, authors and others, through programs such as sponsored ads, display and video advertising.

Information filed by Amazon.com, Inc. with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 000-22513. The common stock of Amazon.com, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “AMZN.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Amazon.com, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Amazon.com, Inc.’s SEC file number provided above.

The summary information above regarding Amazon.com, Inc. comes from Amazon.com, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Amazon.com, Inc. and to other publicly available information (such as Amazon.com, Inc.’s annual report) to obtain an understanding of Amazon.com, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Amazon.com, Inc. common stock — daily closing prices January 4, 2021 to March 31, 2026

Past performance is not indicative of future results.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

CoreWeave, Inc. Overview

According to publicly available information, CoreWeave, Inc. is a cloud infrastructure technology company that offers proprietary software and cloud services to manage AI infrastructure at scale.

Information filed by CoreWeave, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-42563. The Class A common stock of CoreWeave, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “CRWV.” The CRWV Basket Component began regular trading on The Nasdaq Stock Market on March 28, 2025 and therefore has limited historical performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by CoreWeave, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to CoreWeave, Inc.’s SEC file number provided above.

The summary information above regarding CoreWeave, Inc. comes from CoreWeave, Inc.’s SEC filings. You are urged to refer to the SEC filings made by CoreWeave, Inc. and to other publicly available information (such as CoreWeave, Inc.’s annual report) to obtain an understanding of CoreWeave, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

CoreWeave, Inc. Class A common stock — daily closing prices March 28, 2025 to March 31, 2026

Past performance is not indicative of future results.

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Robinhood Markets, Inc. Overview

According to publicly available information, Robinhood Markets, Inc. operates financial services platforms that enable customers to buy, sell and trade equities, options, event contracts and futures, as well as buy, sell and transfer cryptocurrencies.

Information filed by Robinhood Markets, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-40691. The Class A common stock of Robinhood Markets, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “HOOD. The HOOD Basket Component began regular trading on The Nasdaq Stock Market on July 29, 2021 and therefore has limited historical performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Robinhood Markets, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Robinhood Markets, Inc.’s SEC file number provided above.

The summary information above regarding Robinhood Markets, Inc. comes from Robinhood Markets, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Robinhood Markets, Inc. and to other publicly available information (such as Robinhood Markets, Inc.’s annual report) to obtain an understanding of Robinhood Markets, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Robinhood Markets, Inc. Class A common stock — daily closing prices July 29, 2021 to March 31, 2026

Past performance is not indicative of future results.

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Performance Leveraged Upside SecuritiesSM

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Meta Platforms, Inc. Overview

According to publicly available information, Meta Platforms, Inc. (formerly known as Facebook, Inc.) builds products that enable people to connect and share through mobile devices, personal computers, virtual reality headsets and AI glasses.

Information filed by Meta Platforms, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35551. The Class A common stock of Meta Platforms, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “META.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Meta Platforms, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Meta Platforms, Inc.’s SEC file number provided above.

The summary information above regarding Meta Platforms, Inc. comes from Meta Platforms, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Meta Platforms, Inc. and to other publicly available information (such as Meta Platforms, Inc.’s annual report) to obtain an understanding of Meta Platforms, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Meta Platforms, Inc. Class A common stock — daily closing prices January 4, 2021 to March 31, 2026

Past performance is not indicative of future results.

March 2026	Page 24

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Microsoft Corporation Overview

According to publicly available information, Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions.

Information filed by Microsoft Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-37845. The common stock of Microsoft Corporation is listed on The Nasdaq Stock Market under the ticker symbol “MSFT.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically.

Information provided to or filed with the SEC by Microsoft Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to Microsoft Corporation’s SEC file number provided above.

The summary information above regarding Microsoft Corporation comes from Microsoft Corporation’s SEC filings. You are urged to refer to the SEC filings made by Microsoft Corporation and to other publicly available information (such as Microsoft Corporation’s annual report) to obtain an understanding of Microsoft Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Microsoft Corporation common stock — daily closing prices January 4, 2021 to March 31, 2026

Past performance is not indicative of future results.

March 2026	Page 25

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Performance Leveraged Upside SecuritiesSM

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Netflix, Inc. Overview

According to publicly available information, Netflix, Inc. is an entertainment service that offers TV series, films, games and live programming across a variety of genres and languages.

Information filed by Netflix, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35727. The common stock of Netflix, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “NFLX.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Netflix, Inc., can be located on a website maintained by the SEC at http://www.sec.gov by reference to Netflix, Inc.’s SEC file number provided above.

The summary information above regarding Netflix, Inc. comes from Netflix, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Netflix, Inc. and to other publicly available information (such as Netflix, Inc.’s annual report) to obtain an understanding of Netflix, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Netflix, Inc. common stock — daily closing prices January 4, 2021 to March 31, 2026

Past performance is not indicative of future results.

March 2026	Page 26

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Performance Leveraged Upside SecuritiesSM

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NVIDIA Corporation Overview

According to publicly available information, NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings whose full-stack includes the CUDA programming model that runs on all of its graphics processing units (GPUs), as well as domain-specific software libraries, software development kits and Application Programming Interfaces.

Information filed by NVIDIA Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-23985. The common stock of NVIDIA Corporation is listed on The Nasdaq Stock Market under the ticker symbol “NVDA.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by NVIDIA Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to NVIDIA Corporation’s SEC file number provided above.

The summary information above regarding NVIDIA Corporation comes from NVIDIA Corporation’s SEC filings. You are urged to refer to the SEC filings made by NVIDIA Corporation and to other publicly available information (such as NVIDIA Corporation’s annual report) to obtain an understanding of NVIDIA Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

NVIDIA Corporation common stock — daily closing prices January 4, 2021 to March 31, 2026

Past performance is not indicative of future results.

March 2026	Page 27

PLUS Based on the Performance of a Basket of Ten Equity Securities due June 4, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Reddit, Inc. Overview

According to publicly available information, Reddit, Inc. operates an online forum-based social network.

Information filed by Reddit, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-41983. The Class A common stock of Reddit, Inc. is listed on the New York Stock Exchange under the ticker symbol “RDDT.” The RDDT Basket Component began regular trading on the New York Stock Exchange on March 21, 2024 and therefore has limited historical performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Reddit, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Reddit, Inc.’s SEC file number provided above.

The summary information above regarding Reddit, Inc. comes from Reddit, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Reddit, Inc. and to other publicly available information (such as Reddit, Inc.’s annual report) to obtain an understanding of Reddit, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Reddit, Inc. Class A common stock — daily closing prices March 21, 2024 to March 31, 2026

Past performance is not indicative of future results.

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Shopify Inc. Overview

According to publicly available information, Shopify Inc., a Canadian company, is a provider of internet infrastructure for commerce that offers merchants software to display, manage, market and sell their products over different sales channels and that provides a back end that merchants use to manage their business and buyers across these multiple sales channels.

Information filed by Shopify Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-37400. The Class A subordinate voting shares of Shopify Inc. are listed on The Nasdaq Stock Market under the ticker symbol “SHOP.” Prior to March 31, 2025, the SHOP Basket Component was listed on the New York Stock Exchange.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Shopify Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Shopify Inc.’s SEC file number provided above.

The summary information above regarding Shopify Inc. comes from Shopify Inc.’s SEC filings. You are urged to refer to the SEC filings made by Shopify Inc. and to other publicly available information (such as Shopify Inc.’s annual report) to obtain an understanding of Shopify Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Shopify Inc. Class A subordinate voting shares — daily closing prices January 4, 2021 to March 31, 2026

Past performance is not indicative of future results.

March 2026	Page 29

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Principal at Risk Securities

Uber Technologies, Inc. Overview

According to publicly available information, Uber Technologies, Inc. develops and operates proprietary technology applications that connect (i) consumers with providers of ride services for ridesharing services, (ii) consumers with restaurants, grocers and other stores with delivery service providers for meal preparation, grocery and other delivery services, (iii) consumers with public transportation networks and (iv) shippers with carriers in the freight industry.

Information filed by Uber Technologies, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-38902. The common stock of Uber Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “UBER.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Uber Technologies, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Uber Technologies, Inc.’s SEC file number provided above.

The summary information above regarding Uber Technologies, Inc. comes from Uber Technologies, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Uber Technologies, Inc. and to other publicly available information (such as Uber Technologies, Inc.’s annual report) to obtain an understanding of Uber Technologies, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Uber Technologies, Inc. common stock — daily closing prices January 4, 2021 to March 31, 2026

Past performance is not indicative of future results.

March 2026	Page 30

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Additional Information about the PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 PLUS
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS. Moreover, as discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a PLUS relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a PLUS.

Based on current market conditions, in the opinion of our special tax counsel, the PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the basket. Assuming this treatment is respected, upon a sale or exchange of the PLUS (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the PLUS, which should equal the amount you paid to acquire the PLUS. This gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the PLUS do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the PLUS.

Trustee:	The Bank of New York Mellon
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Use of proceeds and hedging:

The net proceeds we receive from the sale of the PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the PLUS by taking positions in the basket components, futures and options contracts on the basket components and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the basket components, the market value of the PLUS or any amounts payable on your PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the PLUS offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such PLUS (the “master note”), and such PLUS have been delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the PLUS to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 15, 2025, filed as an exhibit to the Registration Statement on Form F-3ASR by Barclays Bank PLC on May 15, 2025, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 15, 2025, which has been filed as an exhibit to the Registration Statement referred to above.

This document represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each PLUS they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each PLUS, in each case as specified on the cover page of this document.

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